EXHIBIT 32.1
CERTIFICATION
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
(Subsections (a) and (b) of Section 1350, Chapter 63 of Title 18, United States Code)
Pursuant to Section 1350, Chapter 63 of Title 18, United States Code, each of the undersigned officers of The Goodyear Tire & Rubber Company, an Ohio corporation (the “Company”), hereby certifies with respect to the Annual Report on Form 10-K of the Company for the year ended December 31, 2019 as filed with the Securities and Exchange Commission (the “10-K Report”) that to his knowledge:

(1)	the 10-K Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the 10-K Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated:	February 11, 2020	/s/ RICHARD J. KRAMER
Richard J. Kramer Chairman of the Board, President and Chief Executive Officer The Goodyear Tire & Rubber Company

Dated:	February 11, 2020	/s/ DARREN R. WELLS
Darren R. Wells Executive Vice President and Chief Financial Officer The Goodyear Tire & Rubber Company